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                                                                EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of DataWorks Corporation of our report dated April 5, 1996 relating to the financial statements of DCD Corporation, which appears on page F-3 of such Prospectus. We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 5, 1996 relating to the financial statements of DCD Corporation appearing on page F-21 of the DataWorks Corporation Form S-4 (No. 333-11741). We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP
Minneapolis, Minnesota
November 7, 1996